Exhibit 10.24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***]”

Amendment to License Agreement and Settlement

This Amendment (the “Amendment”) to the License Agreement dated August 28th, 2015 between ARES TRADING SA and Sonnet BioTherapeutics CH SA (formerly Relief Therapeutics SA) (the “License Agreement”), is made and entered into as of the date last executed below, by

ARES TRADING SA, with principal place of business at Rue de l’Ouriette 151, Zone industrielle de l’Ouriettaz, 1170 Aubonne, Switzerland (“ARES”); and

Sonnet BioTherapeutics CH SA, with principal place of business at Grand’ Rue 35B, c/o Gaël Hedou, 1462 Yvonand, Switzerland (“Sonnet” or “Licensee”).

Hereinafter, ARES and Sonnet together may be referred to as the “Parties” and each a “Party”.

Unless otherwise set forth herein, capitalized terms used herein shall have the meaning set forth in the License Agreement.

WHEREAS, on August 28th 2015, ARES and Sonnet entered into a certain License Agreement regarding certain intellectual property and know-how of ARES relating to human recombinant interleukin-6.

WHEREAS, in a series of transactions which ultimately were completed on April 1st 2020, Relief Therapeutics SA was renamed as Sonnet BioTherapeutics CH SA and became a wholly-owned indirect subsidiary of Sonnet BioTherapeutics Holdings, Inc.

WHEREAS, on May 2nd 2021 Sonnet entered into a sublicense agreement (the “NL Sublicense Agreement”) with New Life Therapeutics PTE, LTD. (“New Life”) , pursuant to which Sonnet granted New Life an exclusive license (with the right to sublicense) to develop and commercialize pharmaceutical preparations containing a specific recombinant human interleukin-6 (or any derivatives, fragments or conjugates thereof) for the prevention, treatment or palliation of diabetic peripheral neuropathy in humans in certain ASEAN countries.

WHEREAS, pursuant to Section 4.1 (d) of the License Agrement, certain revenue received by Sonnet through sub-licensing of any rights to a Product (as such term is defined in the License Agreement) shall be shared when received between ARES and Sonnet based on a percentage rate, which percentage rate shall decrease depending on the point in time of execution of the relevant sublicense agreement and the development progress already accomplished by Sonnet at such point in time.

WHEREAS, at the time of execution of the NL Sublicense Agreement, Sonnet had not yet achieved Completion of any Phase I Trial in neuropathy patients for any Product.

WHEREAS, the Parties agreed to amend the License Agreement to address and clarify the terms and conditions with respect to sublicensing of rights under the License Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

A.	Effectiveness of this Amendment

This Amendment shall become effective as of the date last executed below.

B.	Amendments to the License Agreement

1.	Section 2.2 of the License Agreement shall be amended and shall read as follows:

“2.2 Grant of Sublicense by Licensee. The Licensee shall have the right to grant sublicenses under the license granted in Section 2.1, provided that the financial conditions for each such sublicense reflect the fair market value of the Product as determined by Sonnet in good faith. Licensee shall provide ARES with a copy of each such executed sublicense agreement, it being specified that Licensee may redact from each such sublicense agreement all provisions that are not relevant to Licensee’s obligations to pay to ARES a percentage of the sublicensing receipts, as per Section 4.1(d).”

2.	Section 4.1 (d) of the License Agreement shall be amended and shall read as follows:

“(d) Sublicensing Receipts. Licensee shall pay ARES a percentage of all revenue received by Licensee through sub-licensing of each Product (including without limitation upfront, milestone payments, royalties, annual maintenance fees and similar payments, but excluding payments on “full time equivalent” basis directly related to research or other services to be provided by Sonnet pursuant to such sublicense), according to the following decreasing percentage scale:

(i)	[***] percent ([***]%), in case the relevant sub-license agreement is signed before or after the Completion of the first Phase I Trial in neuropathy patients of a Product to which such sub-license pertains, or
(ii)	[***] percent ([***]%), in case the relevant sub-license agreement is signed after the Completion of the first Phase II Trial in neuropathy patients of a Product to which such sub-license pertains, or
(iii)	[***] percent ([***]%), in case the relevant sub-license agreement is signed after the Completion of the first Phase III Trial in neuropathy patients of a Product to which such sub-license pertains,

(each, a “Sublicensing Fee”).

For the avoidance of doubt, in case a Phase III Trial is scheduled right after Completion of the first Phase I Trial in neuropathy patients for a Product to which such sub-license pertains (and therefore no Phase II Trial is performed for such Product), then sub-paragraph (ii) shall apply and the applicable percentage rate shall be [***] percent ([***]%) in case the relevant sub-license agreement is executed after Completion of the first Phase III Trial in neuropathy patients of a Product to which such sub-license pertains.

“Completion” as used in this Section shall mean that the final study report as foreseen under the protocol for the relevant Clinical Trial has been finalized, adopted and endorsed by its author(s).”

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3.	Section 4.1(f) of the License Agreement shall be amended as follows:

The existing Section 4.1(f) shall become sub-section (i) of Section 4.1(f), and a new sub-section (ii) shall be added which shall read as follows:

“In case of sub-licensing before the First Commercial Sale of a Product, commencing with the execution of any such sub-license agreement until the quarterly reporting pursuant to sub-Section (i) of this Section 4.1(f) becoming applicable, Licensee shall notify ARES of any Sublicensing Fee that becomes due under such sub-license, and provide to ARES a report of Licensee’s computation of the Sublicensing Fees and any Monetary Third Party Obligation. Such notification, report and the associated payments by Licensee to ARES shall be due within sixty (60) days after the relevant sub-license revenue becoming due pursuant to the relevant sub-license agreement is received by Licensee. For clarity, any rights set forth under the sub-license agreement (e.g. any rights of set off) shall leave Licensee’s payment obligations hereunder unaffected. The provisions in sub-Section (i) of this Section 4.1(f) regarding payment method and currency conversion shall apply.”

Notwithstanding the above, and for the avoidance of doubt, it is agreed that any payment due to ARES under the Licence Agreement which are based upon a sublicensing revenue are conditioned upon the receipt of such revenue by Licensee; provided, however, that where Licensee is compensated through other means (e.g. set off against payment claims by sublicensee against Licensee), such compensation shall be deemed revenue received by Licensee.

4.	With regard to the NL Sublicense Agreement, the Parties agree that this Amendment is prospective such that Section 4.1(d)(i) and Section 4.1(f) of the License Agreement, as amended herein, (A) shall not apply to (i) the upfront payment already received by Sonnet under the NL Sublicense Agreement prior to the effective date of this Amendment pursuant to Section 5.1 to the NL Sublicense Agreement (USD 500,000), (ii) the deferred license fee pursuant to Section 5.2 of the NL Sublicense Agreement (USD 1,000,000), (iii) the milestone payment for the milestone listed as no. 1 in Section 5.3 of the NL Sublicense Agreement (USD [***]), and (iv) the milestone payment for the milestone listed as no. 2 in Section 5.3 of the NL Sublicense Agreement (USD [***]), but (B) shall apply to any other revenue received by Licensee under the NL Sublicense Agreement, particularly any royalty payments pursuant to Section 5.4 of the NL Sublicense Agreement. An excerpt from the NL Sublicense Agreement containing the financial terms referred to herein is attached hereto as Annex.

For the avoidance of doubt, it is specified that, in case of termination of the NL Sublicense Agreement by either party thereto for any reason whatsoever, including shortage of Product, buy back of the right to license and the like, no royalty payments on any initially anticipated but then uncollected revenues under the NL Sublicense Agreement are due by Sonnet to ARES.

5.	Section 11.10 “Notices and Deliveries” shall be amended and shall read as follows:

“Any notice, request, approval or consent required or permitted to be given under this Agreemnt shall be in writing (which shall include any electronic communication provided it is clearly attributable to a specific person or entity) and shall be deemed to have been sufficiently given if delivered in person, transmitted by email or by express courier service (signature required) to the Party to which it is directed at its address or email address shown below or such other address or email address as such Party shall have last given by notice to the other Party. Any notice sent by email in accordance with this Section 11.10 shall be deemed to have been duly given when sent, provided that (i) a read receipt from each of the notice recipients has been received by the sender, and (ii) a copy of the notice is sent by overnight courier to the postal address of the relevant Party set forth below on the same day on which the email is being sent, and provided further that if the sender of the email does not receive a read receipt from each of the notice recipients or receives an automated response from the recipient or a mail server indicating that the recipient is out of office or that the email could not be delivered, such notice shall be deemed delivered on the third day deposited with the overnight courier for delivery to the relevant Party’s postal address set forth below. For the avoidance of doubt, this Section 11.10 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

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Notices to ARES shall be addressed to:

ARES TRADING S.A.

Rue de l’Ouriette 151

Zone industrielle de l’Ouriettaz

1170 Aubonne

Switzerland

Attn: Markus Kropf, Alliance Management

Email: Markus.Kropf@merckgroup.com

With a copy, which shall not constitute notice, to:

Name:	Merck KGaA
Street:	Frankfurter Straße 250
City:	64293 Darmstadt
Country:	Germany
Attn:	Merck Healthcare Legal Department
Email:	legalhealthcarenotices@merckgroup.com

Notices to Licensee shall be addressed to:

Sonnet BioTherapeutics CH SA

c/o Gael Hedou

Grand’ Rue 35B

1462 Yvonand

Switzerland

Attn: Chairman of the Board of Directors

Email: ghedou@sonnetbio.com”

6.	Except as specifically amended herein, the License Agreement shall remain unchanged and shall continue in full force and effect pursuant to its terms.

C.	Settlement

7.	ARES hereby confirms, without reserve, its consent to the NL Sublicense Agreement, including the financial conditions contained therein, in accordance with Section 2.2 of the License Agreement.

8.	Each Party declares and confirms that, at the date of signature of this Amendment, it has no outstanding claim for compensation of damages against the other Party directly resulting from the signature of the NL Sublicense Agreement or in connection with the consent by ARES thereto or, as the case may be, that such claim is hereby unconditionnally and irrevocably waived.

D.	Miscellaneous

9.	Provisions of the License Agreement regarding governing law, dispute resolution and jurisdiction shall also apply to this Amendment.

10.	This Amendment may be executed by hand or electronic signature in two or more counterparts, all of which shall be considered one and the same agreement. Any signature page delivered by facsimile or email transmission of images in PDF or similar format will be binding to the same extent as an original signature page.

[SIGNATURE PAGE FOLLOWS]

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Signature page to Amendment to License Agreement

For Sonnet BioTherapeutics CH SA:
Date:	November 1, 2021

	/s/ Pankaj Mohan, Ph.D.		/s/ Gael Hedou
Name:	Pankaj Mohan, Ph.D.	Name:	Gael Hedou
Title:	Chairman of the Board of Directors	Title:	Director

For ARES TRADING SA:

Date:	October 27, 2021	Date:	October 27, 2021

	/s/ Florence Ioldon		/s/ Cedric Hyde
Name:	Florence Ioldon	Name:	Cedric Hyde
Title:	Authorized Representative	Title:	Authorized Representative

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ANNEX

Excerpt from NL Sublicense Agreement

[***]

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